EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-161603 and Form S-8 No. 333-138460) pertaining to the Regions Financial Corporation 401(k) Plan of our report dated June 26, 2014, with respect to the financial statements and schedule of the Regions Financial Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

Birmingham, Alabama
June 26, 2014